Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

CBM Bancorp, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8, filed on August 15, 2019, of CBM Bancorp, Inc. of our report dated March 27, 2019, with respect to the consolidated financial statements of CBM Bancorp, Inc., which report appears in CBM Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland

August 15, 2019